Exhibit 10.7


             NONCOMPETE AND TERMINATION AGREEMENT



     THIS AGREEMENT (the _Agreement_), dated as  of  September

_____, 1998, between JOHN  H. HARLAND COMPANY  (the _Company_)

and Timothy C. Tuff  (_Employee_).



     In consideration  of the  mutual promises  and agreements

contained herein, the parties hereto, intending  to be legally bound, hereby agree as follows:



     Section 1.  Noncompetition Undertakings.


     1.1  Acknowledgment of  Access  to Confidential  Matters.

Employee and the Company recognize and acknowledge that as a result of his employment with the Company:

               (a) Employee will have access to technology utilized by the Company and its subsidiaries (collectively, the _Company_) in connection with their operations, which, technology is unique to the Company, including production operating systems, order entry systems, quality control practices, decision support, database marketing and other technology developed by the Company for its various products and systems.

               (b) Employee will have access to and knowledge of all financial statements and related data for the Company, including pricing, sales and training manuals, and other confidential materials utilized by the Company; complete and detailed knowledge of all the products of the Company and their capacities and specifications; and knowledge of all of the systems and procedures of the Company with regard to selling, pricing, and financing its products and services.

               (c)  Employee  will  have   specific  knowledge
     regarding  the   Company's  customers,   including  their
     specific needs and current and anticipated requirements for the Company's products and services.




     1.2  Potential  Injury  to  Company.    Employee  further

recognizes, acknowledges and agrees that the confidential information and trade secrets specified herein constitute valuable, special and unique assets of the Company and that the improper use or disclosure thereof would cause substantial loss of competitive advantage and other injury to the Company. Employee further agrees that the training and experience gained while employed by the Company and the knowledge acquired during such employment regarding the aforesaid information would enable him to injure and cause substantial harm to the Company if he should compete with the Company in its business before the expiration of a reasonable time after termination of his employment with the Company.

     1.3  Noncompetition.  For the reasons recited in Sections

1.1 and 1.2 above and except as set forth below, Employee covenants and agrees that so long as he is an employee of the Company and for a period of two (2) years after termination of such employment, whether by Employee or by the Company, Employee will not serve as an officer, executive, employee in a managerial capacity, partner, consultant or stockholder (other than as a stockholder of the Company) of any entity engaged in competition with the Company in the continental
United States.   The agreements  of Employee  contained herein
shall not prevent him from purchasing  or owning an investment of not  more than  1% of  the outstanding  capital stock  of a
publicly    held     company     engaged    in     competition




with the Company, so long as his only relationship with such company is as an investor.

     The covenant not to compete set forth in this Section 1.3 shall not apply to Employee in the event his employment with the Company is terminated pursuant to either Section 3.1 or
Section 3.2 hereof.

     The covenants on the  part of Employee contained  in this
Section 1.3, and in Sections 1.4 and Section 1.5 below, shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants.

     1.4  Nondisclosure.    Employee  further   covenants  and

agrees that neither during his employment by the Company nor after termination of such employment, whether by Employee or by the Company, will he, for any reason or in any manner whatsoever:

          (a) disclose any trade secrets belonging to the Company, or

          (b) for a period of two years after such termination, disclose any confidential information belonging to the Company, including, but not limited to, the confidential information described in Section 1.1 above, of which he acquired knowledge during and on account of his employment with the Company.

     1.5  Company Materials.   Employee further  covenants and

agrees that, neither during his employment by the Company nor after termination of such employment for any reason whatsoever, will he take from the Company or any of its offices any customer lists, manuals or other records of the Company, regardless of whether he has worked on such records, or any account to which they pertain.

     Section 2.  Termination of Employment.


     2.1  Termination.  Nothing herein shall affect the rights

of the Company or Employee to terminate the Employee's employment with the Company, with or without cause; provided,

however, that  the covenants  and agreements  contained herein shall survive any such termination of employment as provided for herein.




     Section 3.  Effect of Certain Terminations of Employment.


     3.1  After Change in Control.


          (a) In the event that, at any time after a "Change in Control_ of the Company (as defined in Section 3.3) shall have occurred, Employee's employment with the Company is terminated by the Company or its successor for any reason other than Good Cause, then the Company or its successor shall pay to Employee, in a lump sum at the time of such termination, his "Severance Pay" (as defined in Section 3.4).

          (b) In addition, after a Change in Control of the Company, if Employee remains with the Company, then any reduction in Employee's base compensation or an adverse change in his duties and responsibilities, or any change in his work which involves a relocation of his principal place of employment by more than 100 miles or which requires a change in his residence shall be treated as a termination of his employment by the Company under this
     Section 3.1 entitling Employee to Severance Pay unless either (i) Employee consents in writing to such reduction or change, (ii) the Company can demonstrate by clear and convincing evidence that such reduction or change was based primarily on Employee's failure to reasonably perform his duties and responsibilities under the circumstances and, further, that such reduction or change was made only after the Company had provided Employee with written notice of such failure and a reasonable period of time to correct such failure, or (iii) such reduction or change comes more than two years after such Change in Control.

          (c) For the purposes of this Agreement, Good Cause shall consist of (i) Employee's embezzlement of funds, Employee's commission of fraud against the Company, or Employee's gross negligence or willful misconduct in the performance of his duties (ii) Employee's failure to devote substantially all of his full working time to the fulfillment of his duties with the Company
     (iii) Employee's conviction of, guilty plea to, or confession of a felony or any act of fraud or any other act of moral turpitude (iv) Employee's engaging in conduct or activities materially damaging to the property, business, or reputation of the Company or
     (v) Employee's failure or refusal to substantially follow or comply with the directions of the Board of Directors.

     3.2  By the  Company.   In the  event of  any involuntary

termination of employment of the Employee by the Company, other than termination for Good Cause, in the absence of a Change in Control, including any reduction in compensation or




adverse change of duties or responsibilities as referred to in
Section 3.1 (b), Employee shall be entitled to continue to receive, as severance pay, his base salary for a period of twelve months from the date of termination, as if his employment had continued with the Company.

     3.3  Change in Control of the Company.  Change of Control

shall be deemed to occur (a) upon the sale by the Company of all or substantially all of its assets, the consolidation of the Company with another person, or the merger of the Company with any person as a result of which merger the Company is not the surviving entity, (b) if Beneficial Ownership of 30% or more of the Common Stock of the Company is held by any person or entity, or (c) in the event that a "Triggering Event" (as defined therein) shall have occurred under the Company's Share Purchase Rights Plan currently in effect or any successor plan. "Beneficial Ownership" shall have the meaning provided in Rule 13d-3 under the Securities Exchange Act of 1934.

     3.4  Severance Pay.  For the purpose of this Agreement,

the Employee's Severance Pay shall equal the lesser of

          (a) three times Employee's highest annual compensation as reported by the Company to the Internal Revenue Service on its form W-2 (or any successor to such form) for any calendar year during the term hereof (or his annualized compensation in the event such calculation is for a partial year), or

          (b) the maximum payment which the Company can make to Employee as a result of a Change in Control (i) without the Company's federal income tax deduction for any portion of such payment being denied as an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("Code") or any successor to such section, and (ii) without Employee being subject to a federal excise tax on all or any part of such payment under Code Section 4999 or any successor to such section, where a public accounting firm reasonably acceptable to Employee shall (at the Company's expense) calculate such payment, certify to Employee that such payment satisfies the requirements of this Section 3.4(b) and prepare and sign Employee's federal income tax return for the year for which such payment is reportable on such return.

     Section 4.  Term of Agreement.


     This Agreement shall commence on the date first set forth
above and shall  continue for  an initial  term of  five years
from  such   date.      Thereafter,   this   Agreement   shall
automatically be  renewed  for  successive  12-month  periods,




unless terminated by either party upon written notice at least six months prior to the anniversary date hereof.

     Section 5.  Miscellaneous.


     5.1  Binding Effect.


          (a) This Agreement shall inure to the benefit of and shall be binding upon Employee, his executor, administrator and heirs but may not be assigned by him. This Agreement shall be binding upon the Company and its successors and assigns.

          (b)  (i)  Prior  to  a  Change  in  Control  of  the
     Company this Agreement may not be transferred or assigned
     by  the  Company,  either  by  voluntary   action  or  by
     operation of law.

               (ii) After a Change in Control of the Company, this Agreement may be transferred or assigned by the Company and shall be binding on the transferee or assignee; provided, however, that Employee shall be given written notice thereof at least twenty (20) days prior to the proposed transfer or assignment.

     5.2  Invalid   Provisions.        The    invalidity    or

unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid and unenforceable provision were omitted.

     5.3  Headings.    The  section   and  paragraph  headings

contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.4. Entire Agreement.  This Agreement is intended by the

parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any prior representation or statements to the contrary. This Agreement may be modified only by written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   JOHN H. HARLAND COMPANY


[CORPORATE SEAL]                   BY:




                                        President

Attest:



                                   EMPLOYEE


                                        Timothy C. Tuff

Witness: